UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 1, 2010

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                Termination of a Material Definitive Agreement.

On October 1, 2010, Charles & Colvard, Ltd. (the “Company”) entered into a Compromise Agreement with Norstel AB (“Norstel”) in order to terminate the Exclusive Supply Agreement, dated February 14, 2005 (between the Company and Jesperator AB (now Norstel)), as amended April 8, 2008 (together, the “Supply Agreement”), for the supply of silicon carbide crystals by Norstel to the Company. The termination of the Supply Agreement is primarily due to the Company’s high current level of raw silicon carbide inventory and is effective as of October 1, 2010. The Compromise Agreement includes a release of all claims and rights of action that the parties may have against each other arising from or connected with the Supply Agreement and its termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

October 6, 2010	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer